HAMCO VENTURES LIMITED

Certificate No. ______________________ Date ______________________

Entered in Register of Members Folio: ______________________ Shareholder ______________________ Number of Shares ______________________

SHARE CERTIFICATE

Certificate Number

Number of Shares

HAMCO VENTURES LIMITED

INCORPORATED IN THE BRITISH VIRGIN ISLANDS UNDER THE BVI BUSINESS COMPANIES ACT , 2004
AUTHORIZED CAPITAL : 1,800,000,000 REGISTERED SHARES OF
(i) 900,000,000 ORDINARY SHARES WITH A PAR VALUE OF US$0.00001 EACH AND
(ii) 900,000,000 PREFERRED SHARES WITH NO PAR VALUE

THIS IS TO CERTIFY that .... of .... is the Registered Holder of .... fully paid Share(s) with a par value of .... each numbered .... to .... inclusive in the above-named Company, subject to the Memorandum and Articles of Association thereof.

GIVEN under the Common Seal of the said Company this ....day of ....

The Common Seal of the Company is hereunto affixed in the presence of:

Director

Director/Secretary

No transfer of the above mentioned shares will be registered until this certificate has been deposited at the office of the Company.